PORAT & CO.
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          Certified Public Accountants (ISR.)













                    Re: Consent of Independent Public Accountants
                        -----------------------------------------



          As independent public accountants, we hereby consent to the incorporation by reference in Ampal American Israel Corporation's amendment No. 2 to the registration statement on FORM S-2 (file No.33-51023) of our report on the financial statements of Country Club Kfar-Saba Ltd. dated March 12, 1993 included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1992 and to all references to our firm included in such registration statement.








          January 21, 1994




                                                  Porat & Co.

                                             Certified  Public  Accountants
          (Isr.)